EXHIBIT 99.1

For Immediate Release

C&F FINANCIAL CORPORATION

Monday, November 8, 2004

Contact: Tom Cherry, Senior Vice President & CFO

                (804) 843-2360

C&F Financial Corporation Announces

Increased Quarterly Dividend

West Point, VA — The directors of C&F Financial Corporation (NASDAQ:CFFI) declared a cash dividend at their November board meeting. A regular dividend of $.24 per share is payable January 1, 2005 to shareholders of record on December 15, 2004. This represents an approximate 9% increase over the prior quarter dividend of $.22 per share. For the year, the Company has increased its dividend per share 20%.

C&F Financial Corporation operates fourteen retail bank branches located throughout the Newport News to Richmond corridor in Virginia through C&F Bank. The corporation provides mortgage, title and settlement services through C&F Mortgage Corporation’s seventeen offices and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F/Moore Loans provides automobile loans through its offices in Richmond, Roanoke, Hampton Roads.

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